UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 5, 2020

RAYONIER ADVANCED MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36285	46-4559529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Riverplace Boulevard, Jacksonville, Florida 32207

(Address of principal executive offices) (Zip Code)

(904) 357-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RYAM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 5, 2020 (the “Amendment Effective Date”), Rayonier Advanced Materials Inc. (the “Company”) entered into that certain Second Amendment to Amended and Restated Credit Agreement (the “Amendment Agreement”) by and among the Company, Rayonier A.M. Products Inc. (“Products”), Rayonier Performance Fibers, LLC (“Performance Fibers”), certain other subsidiaries of the Company party thereto, the lenders and L/C issuers party thereto, and Bank of America, N.A., as administrative agent and collateral agent, amending that certain Amended and Restated Credit Agreement, dated as of November 17, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time prior to the Amendment Effective Date, including pursuant to that certain First Amendment to Amended and Restated Credit Agreement, dated as of September 30, 2019, the “Existing Credit Agreement”, and as amended pursuant to the Amendment Agreement, the “Amended Credit Agreement”), governing its senior secured credit facilities (the “Credit Facilities”).

The Amendment Agreement amends the Existing Credit Agreement to, among other things, (i) amend the financial covenants therein to permit the Company to (a) maintain a first lien secured gross leverage ratio (in lieu of a first lien secured net leverage ratio) of up to a ratio that varies by fiscal quarter, ranging between 6.65:1.00 and 5.75:1.00 in 2020, 6.25:1.00 and 4.25:1.00 in 2021, 3.50:1.00 in the first quarter of 2022 and 3.25:1.00 thereafter, tested quarterly on a pro forma trailing twelve month basis, (b) maintain an interest coverage ratio of as low as a ratio that varies by fiscal quarter, ranging between 1.40:1.00 and 1.75:1.00 in 2020, 2.10:1.00 and 1.55:100 in 2021, 2.70:1.00 in the first quarter of 2022 and 3:00:1.00 thereafter, tested quarterly on a pro forma trailing twelve month basis and (c) from and after April 1, 2020, utilize at any time up to $140 million of the commitments under the U.S. dollar denominated revolving credit facility (the “USD Revolving Facility”) and multicurrency revolving credit facility (together with the USD Revolving Facility, the “Revolving Facilities”), subject to certain conditions described in the Amended Credit Agreement, (ii) subject to certain exceptions, require the Company to prepay the Revolving Facility from time to time with cash and certain other permitted investments held by the Company and its subsidiaries in excess of $60 million, (iii) provide for a 1.00% LIBOR floor and (iv) make certain other changes to the covenants and other provisions therein.

In connection with the Amendment Agreement, the Company paid amendment fees to its lenders in an amount equal to 0.30% of the aggregate principal amount of term loans and revolving commitments outstanding under the Amended Credit Agreement held by each lender party to the Amendment Agreement.

The description of the Amendment Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the Amendment Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On the Amendment Effective Date, the Company issued a press release announcing the transactions described herein. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

Second Amendment to Amended and Restated Credit Agreement, dated as of June 5, 2020, among Rayonier Advanced Materials Inc., as Holdings, Rayonier A.M. Products Inc. and Rayonier Performance Fibers, LLC, as Borrowers, certain subsidiaries of Rayonier Advanced Materials Inc. party thereto, the lenders and L/C issuers party thereto and Bank of America, N.A., as Administrative Agent.

99.1	Press Release entitled “Rayonier Advanced Materials Announces Credit Agreement Amendment Providing Extended Financial Covenant Relief and Additional Liquidity” issued June 5, 2020.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2020

Rayonier Advanced Materials Inc.

By:	/s/ Richard Colby Slaughter
Name:	Richard Colby Slaughter
Title:	Vice President, General Counsel and Corporate Secretary